SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 22, 2002

CROWN AMERICAN REALTY TRUST

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12216	25-1713733
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

PASQUERILLA PLAZA, JOHNSTOWN, PENNSYLVANIA 15901

(Address of principal executive offices)

(814) 536-4441

(Registrant's telephone number)

Item 9. Regulation FD Disclosure

Crown American Realty Trust hereby furnishes Second Quarter 2002 Results and Supplemental Financial and Operational Information Package as released on July 22, 2002.

 NEWS FROM:

C R O W N A M E R I C A N R E A L T Y T R U S T

CONTACT: Media: Christine Menna 814-536-9520 cmenna@crownamerican.com

Investors: Terry L. Stevens 814-536-9538 tstevens@crownamerican.com

Web Site: www.crownamerican.com

IMMEDIATE RELEASE: Monday, July 22, 2002

CROWN AMERICAN REALTY TRUST REPORTS

SECOND QUARTER FFO PER SHARE UP 3.1%

SAME CENTER NOI UP 3.6%

COMPANY COMPLETED 5.75 MILLION SHARE COMMON OFFERING IN JUNE

WHICH ENABLES ACCELERATED EXTERNAL GROWTH PROSPECTS

Johnstown, Pa. - Crown American Realty Trust (NYSE:CWN), a real estate investment trust, today announced financial results and operating information for the quarter ended June 30, 2002. The Board of Trustees also declared regular quarterly dividends on its common and senior preferred shares.

_______________________

"The Company and our mall portfolio continues to show resilience and progress during the second quarter of 2002. Funds from Operations ('FFO') per common share was $0.33 for the quarter compared to $0.32 last year, an increase of 3.1 percent, and was $0.02 per share better than First Call consensus estimates. Same center net operating income ('NOI') increased 3.6% in the quarter," stated Company Chairman, CEO and President, Mark E. Pasquerilla. "The improvement in FFO and same center NOI for the second quarter over last year is primarily the result of higher rental income and occupancy and the favorable effect of lower interest rates on our floating rate debt. Our results would have been higher were it not for $0.016 per share lower lease buyout income from our tenants this period compared to last year and $0.009 per share dilutive effect from the common equity offering we completed in June. The Company is at an important turning point. Our secondary common offering has given us the capacity to execute a credible and accretive external growth strategy. It is less than two months since the offering and we're pleased to announce today that we recently entered into an agreement to acquire, subject to completion of due diligence and other matters, Valley View Mall located in LaCrosse, Wisconsin."

"Operating trends continue to show signs of strength during this difficult economic environment. Mall shop occupancy ended the quarter at 86%, up 2% compared to a year ago, and up 1% compared to March 31, 2002. Average mall shop base rent per square foot increased for the 35th consecutive quarter to $20.29 per square foot, up 3.5% from one year ago. Leasing results for the quarter continued to be good with 174,000 square feet of new and renewal mall shop leases signed at rates that will produce $3.5 million in annual base rental income, the same as the second quarter of last year. Base rent on new leases averaged $22.21 per foot compared to $20.02 per foot for tenants that closed, an uplift of 11%. The net effective rent on new leases signed in the second quarter of 2002 was $20.59 per foot, up from the $15.23 net effective rent for leases signed during the second quarter of 2001. Comparable mall shop tenant sales for the first half of 2002 were $114.84 per square foot, a 1.5% increase over the first half of last year. Our mall shop tenants' occupancy cost percentage was 10.0% at June 30, 2002, slightly below the 10.1% at year-end 2001, and a positive sign that our malls remain affordable for tenants."

"While the environment is still challenging, our solid first half performance, which followed our stronger than expected finish in 2001, gives us optimism about our results in 2002. Tenant closings in the first half of 2002 were only slightly higher than our historical average. While such closings and the general economy may continue to put pressure on same center NOI growth, this is being mitigated by the continuing lower interest rate environment and our ongoing cost controls. After reflecting the estimated $0.07 per share dilution from the common share offering and assuming that we only complete one acquisition in 2002, we believe that FFO per share for 2002 can range from $1.34 to $1.40. This guidance excludes any impacts from mall dispositions and also assumes no major disruptions to the current economic environment."

Pasquerilla concluded, "The results for the existing portfolio appear to be stronger than we had expected earlier in the year. But the economic and retail environment remains challenging. Therefore, we continue to manage the Company in a conservative posture, and we will proactively anticipate and respond to challenges and opportunities. Moreover, our recent secondary offering has given the Company an opportunity for enhanced external growth. We continue to see a full pipeline of acquisition opportunities that meet our investment criteria. Despite the challenging environment, prospects for the Company have never been stronger. Our common shares produced a 64% total return in 2001 and 10% year to date in 2002, yet we still believe our common shares remain undervalued. Crown's FFO multiple is 28% lower and our dividend yield is 54% higher compared to the regional mall peer company averages. We believe that Crown American can offer continued strong total returns to investors and our management team is strongly committed to increasing shareholder value."

Dividend Information

For the quarter ended June 30, 2002, the Board of Trustees declared regular quarterly dividends of $.2125 per common share and $1.375 per senior preferred share. Both dividends are payable September 13, 2002 to shareholders of record on August 30, 2002.

Financial Information

For the quarter ended June 30, 2002, the Company reports that FFO before allocations to minority interest and to preferred dividends was $15.9 million, up from $15.0 million in the same quarter of 2002. FFO allocable to common shares (after minority interest and preferred dividends) was $9.2 million, or $0.33 per share, compared to $8.4 million, or $0.32 per share, in the same quarter of 2001. The increase in FFO before allocations to minority interest and preferred dividends during the second quarter compared to second quarter 2001 was mainly due to the following:

    $0.6 million increase in mall shop and anchor base rents and percentage rents, primarily reflecting higher average rents;
    $0.6 million in lower interest expense primarily due to lower LIBOR rates on variable-rate debt;
    $0.5 million in higher net operating cost recoveries from tenants; and
    $0.3 million in higher temporary and seasonal leasing revenues.

These positive impacts for the quarter were partially offset by:
    $0.6 million in lower lease buyout income (lease termination payments) from tenants who vacated early;
    $0.3 million in lower net utility income and construction fees for third parties; and
    $0.2 million in higher general and administrative expenses.

Total revenues for the second quarter of 2002 were $45.3 million, up $0.9 million, or 2.0 percent, from $44.4 million in the same period in 2001. The Company reported net income for the quarter of $2.2 million. This compares to a net loss of $0.8 million for the second quarter of 2001. After deducting preferred dividends, there was a net loss in the second quarter of 2002 applicable to common shares of $1.2 million, or $0.04 per share. This compares to a net loss of $4.2 million, or $0.16 per share applicable to common shares for the second quarter of 2001.

For the first six months of 2002, FFO before allocations to minority interest and to preferred dividends was $32.0 million, $0.68 per share, as compared to $30.6 million, or $0.66 per share for the same period in 2001. Total revenues for the first six months of 2002 were $91.4 million compared to $91.0 million for the same period in 2001, an increase of $0.4 million. However, if one-time lease buyout income were subtracted from both periods, year-to-date 2002 revenues would show an increase of $1.4 million, a 2% improvement over the same period of last year. The Company's net income (loss) was at break-even for the first six months of 2002, compared to a net loss of $0.5 million for the first six months of 2001. After deducting preferred dividends, there was a net loss in the first half of 2002 applicable to common shares of $6.8 million, or $0.25 per share. This compares to a net loss of $7.3 million, or $0.28 per share applicable to common shares for the first half of 2001. The net loss for 2002 includes $4.3 million of an extraordinary loss on the early extinguishment of debt associated with a refinancing that occurred in January 2002.

Operating Information

  During the second quarter of 2002, leases for 174,000 square feet of mall shops were signed resulting in $3.5 million in annual base rental income. A total of 82 leases were signed, which included 36 renewals and 46 new leases. The average rents per square foot in the second quarter were $22.21 for new leases and $17.76 for renewals. For the first half of 2002, the average base rent for signed mall shop leases was $20.05 per square foot compared with $23.28 for the same period in 2001. The average rents per square foot were $24.02 for new leases and $17.29 for renewals in the first half of 2002 compared with $24.99 and $20.92, respectively, in 2001.
  The average mall shop base rent of the portfolio at June 30, 2002 was $20.29 per square foot, up 3.5% compared to $19.60 per square foot at June 30, 2001. This is the 35th consecutive quarter that average mall shop base rent has increased.
  Mall shop occupancy was 86% at June 30, 2002, up from 84% reported at June 30, 2001. Looking ahead, we believe year end occupancy to be flat or marginally down compared to last year, and thus finish 2002 between 86% to 87%.
  The net effective rent (annual gross rent less the annual amortization of tenant allowances and leasing costs) for new leases signed in the second quarter was $20.59 per square foot, up 35% compared to $15.23 per square foot for the second quarter of 2001. For the first half of 2002, the net effective rent was $21.88 per square foot, which was a 3% increase over the $21.29 reported for the same period of last year.
  Comparable mall shop sales for the six months ended June 30, 2002 were up 1.5% over the same period of 2001.
  Occupancy costs, that is, base rent, percentage rent and expense recoveries as a percentage of mall shop sales at all properties, were 10.0% as of June 30, 2002, as compared to 10.1% as of June 30, 2001.
  Seasonal and temporary leasing income for the first half of 2002 amounted to $4.4 million, a 10% increase over the $4.0 million reported in the first six months of 2001.
  Construction is expected to begin later this summer on a 16 screen, 60,124 square foot Carmike Cinema at Jacksonville Mall (Jacksonville, NC).
  Company expects two Phar-Mor stores (South Mall, Allentown, PA and Schuylkill Mall, Frackville, PA) to close in mid-third quarter. As we previously reported, the Kmart store at Phillipsburg Mall (Phillipsburg, NJ) has recently closed. The negative impact of these closings has been factored into the Company's internal forecasts for 2002 and 2003.

Financings and Other Matters

    As previously announced, in June the Company completed a 5,750,000 common share secondary offering, priced at $8.75 per share excluding underwriters' discount and offering expense. The 5,750,000 number of shares includes 750,000 shares issued to cover the underwriters' over-allotment option. The net proceeds raised were approximately $47.2 million and have been used initially to pay down the Company's secured line of credit. The Company may later re-borrow the funds under the line of credit for acquisitions of enclosed shopping malls and improvements or expansions to the Company's existing properties, or for general corporate purposes.
    On July 19, the Company signed a purchase and sale agreement to acquire Valley View Mall located in LaCrosse, Wisconsin. The mall comprises 587,000 square feet of gross leasable area, of which 331,000 is owned GLA. The mall is anchored by Sears, JC Penney, Marshall Fields and Herberger's. The in-line occupancy exceeds 90%, the in-line tenant sales are approximately $300 psf, and current net operating income is approximately $5 million. The acquisition is subject to completion of due diligence procedures among other things, and assuming satisfactory resolution of these matters, closing should occur in September. The Company plans to use proceeds from its recent common share offering together with mortgage financing to fund the acquisition.
    During the second quarter the Company paid down its existing loan on Carlisle Plaza Mall by $3.25 million in connection with an extension of the maturity date to May 1, 2003. The Company also exercised a right to extend the maturity date of the existing loan on Oak Ridge Mall to July 1, 2005.
    As previously reported, Carlisle Plaza Mall and Oak Ridge Mall are under sale agreements with two different buyers, and both buyers are in the process of obtaining various approvals and completing other due diligence procedures in connection with their potential purchase of the malls from the Company. Accordingly, there is no assurance that either mall will be sold. However, based on the contract prices, Carlisle Plaza would produce a book gain on sale of approximately $1.5 million and Oak Ridge would produce a book loss of approximately $15 million. However, the book loss on Oak Ridge would be mitigated by the settlement of the related ongoing Cash Flow Support obligation of Crown Investments Trust, an entity owned by the Pasquerilla family; such settlement would be recorded as a contribution to capital. No impairment loss on Oak Ridge as an operating property has been reflected in the financial statements because the ongoing Cash Flow Support payments together with the existing net operating income are sufficient to recover the book value of the property. In May 2002, a special committee of the Board of Trustees consisting of the independent trustees approved the agreement of sale for Oak Ridge Mall and also approved a settlement to the Cash Flow Support Agreement with respect to the proposed sale of Oak Ridge Mall. Under the terms of the settlement, which will become effective only if the Mall is sold, Crown Investments Trust will pay the Company $2.3 million on the date the Mall is sold, plus $639,000 for 52 consecutive quarters and then $432,000 for four consecutive quarters thereafter, for a total amount of $37.3 million. At the request of the special committee, Ferris, Baker Watts, Incorporated rendered an opinion to the special committee that the terms of the settlement are fair to the Company.
    During the second quarter and as previously announced, the Company engaged Ernst & Young as its independent accountants. The Company had previously used Arthur Andersen since 1992.

_______________________

Crown American Realty Trust through various affiliates and subsidiaries owns, acquires, operates and develops regional shopping malls in Pennsylvania, Maryland, West Virginia, Virginia, New Jersey, North Carolina, Tennessee and Georgia. The current portfolio includes 27 regional shopping malls.

Supplemental Financial and Operational Information Package follows for Crown American Realty Trust for the three and six months ended June 30, 2002.

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations, which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risk and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and credit market conditions, the ability to refinance maturing indebtedness, the impact of competition, consumer buying trends, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases and financial stability of tenants within the retail industry, as well as other risks listed from time to time in the Company's reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
SECOND QUARTER 2002
OTHER FINANCIAL AND OPERATING DATA (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2002 vs. 2001		2002 vs. 2001
FINANCIAL AND ANALYTICAL DATA:	(in thousands, except per share data)

Total FFO - Incr (decr) - 2002 compared to 2001:	$ 000	$ per share	$ 000	$ per share
Base rents from anchors and mall shops	$520	$0.014	$775	$0.021
Percentage rents from anchors and mall shops	107	0.003	42	0.001
Temporary and promotional leasing income	285	0.008	411	0.011
Mall operating costs, net of tenant recovery income	463	0.013	247	0.007
Utility and misc. mall income, equity in joint venture	(272)	(0.008)	(254)	(0.007)
Straight line rental income	(116)	(0.003)	(120)	(0.003)
Core mall operations	987	0.027	1,101	0.030

Interest expense	510	0.014	1,402	0.039
Property admin. and general & admin. expenses	(183)	(0.005)	(151)	(0.004)
Cash flow support earned	11	-	(14)	-
Gain on sale of outparcel land	(51)	(0.001)	(105)	(0.003)
Depreciation and amortization expense	73	0.002	71	0.002
Lease buyout income	(595)	(0.016)	(1,045)	(0.029)
Other items	(2)	-	(31)	(0.001)
Change in FFO before pref'd div's and minority interest	750	0.021	1,228	0.034
Allocation to minority interest in Operating Partnership	(65)	-	(180)	-
Dilutive impact of new share issuance, net of interest savings	117	(0.009)	117	(0.009)
Dilutive effect of common share options	-	(0.004)	-	(0.006)
Rounding to whole cents	-	0.002	-	0.001
Change in FFO allocable to common shareholders	$802	$0.010	$1,165	$0.020

	Three Months Ended June 30,		Six Months Ended June 30,
	2002	2001	2002	2001

Funds from Operations ($000 except per share data):
Net income (loss)	$2,222	$(837)	$(17)	$(485)
Adjustments:
Minority Interest in Operating Partnership	1,300	1,142	2,756	2,458
Depreciation and amortization - real estate	11,066	13,498	22,460	26,250
Depreciation - joint ventures and other line items	502	429	924	853
Cash flow support amounts	764	753	1,529	1,543
Extraordinary loss on early extinguishment of debt	-	-	4,314	-
FFO before allocations to minority interest and pref'd shares	15,854	14,985	31,966	30,619
Allocation to preferred shareholders (preferred dividends)	(3,404)	(3,402)	(6,806)	(6,804)
Allocation to minority interest in Operating Partnership	(3,226)	(3,161)	(6,682)	(6,502)
FFO allocable to common shares	$9,224	$8,422	$18,478	$17,313
FFO per common share	$0.33	$0.32	$0.68	$0.66

Average common shares outstanding during the period	27,619	26,208	26,918	26,208
Partnership units and common shares outstanding at period end	37,576	36,164	36,874	36,164

Avg. common shares outstanding during the period for diluted FFO	28,075	26,348	27,331	26,314
Partnership units and shares during the period for diluted FFO	38,032	36,304	37,287	36,270

Components of Minimum Rents:
Anchor - contractual or base rents	$6,149	$6,117	$12,320	$12,281
Mall shops - contractual or base rents	20,950	20,420	41,906	41,147
Mall shops - percentage rent in lieu of fixed base rent	687	733	1,456	1,478
Straight line rental income	229	345	469	589
Ground lease - contractual or base rents	586	582	1,173	1,174
Lease buyout income	258	853	579	1,624
Total minimum rents	$28,859	$29,050	$57,903	$58,293
Components of Percentage Rents:
Anchors	$625	$571	$1,180	$1,142
Mall shops and ground leases	882	829	1,898	1,894
Total percentage rents	$1,507	$1,400	$3,078	$3,036

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
SECOND QUARTER 2002
OTHER FINANCIAL AND OPERATING DATA (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2002	2001	2002	2001
	(in thousands, except as noted)

EBITDA: earnings (including gain on sale of outparcel land)
before interest, taxes and all depreciation and amortization	$28,441	$28,206	$57,242	$57,391

Debt and Interest:

Fixed rate debt at period end	$597,489	$611,197	$597,489	$611,197
Variable rate debt at period end	78,995	108,367	78,995	108,367
Total debt at period end	$676,484	$719,564	$676,484	$719,564

Weighted avg. interest rate on fixed rate debt for the period	7.6%	7.6%	7.6%	7.6%
Weighted avg. interest rate on variable rate debt for the period	4.1%	6.8%	4.1%	7.5%

Total interest expense for period	$13,127	$13,754	$26,356	$27,875
Amort. of deferred debt cost for period (incl. in interest exp)	479	471	938	942
Capitalized interest costs during period	-	10	-	10

Capital Expenditures Incurred:

Mall shop tenant allowances	$1,836	$1,626	$3,180	$3,614
Anchor/Big Box tenant allowances	-	-	400	-
Leasing costs and commissions	558	662	963	1,265
Operational capital expenditures at properties	1,638	1,226	2,161	1,794
Expansions and major renovations	146	1,830	351	1,973
All other capital expenditures (included in Other Assets)	222	104	358	242
Total Capital Expenditures during the period	$4,400	$5,448	$7,413	$8,888

OPERATING DATA:

Mall shop GLA at period end (000 sq. ft.)			5,658	5,664

Mall shop Occupancy percentage at period end			86%	84%

Comp. Store Mall shop sales - 6 months ($ per sq. ft.)			$114.84	$113.14

Mall shop occupancy cost percentage at period end			10.0%	10.1%

Average mall shop base rent at period end ($ per sq. ft.)			$20.29	$19.60

Mall shop leasing for the period:
New leases - sq. feet (000)	90	110	154	192
New leases - $ per sq. ft.	$22.21	$20.07	$24.02	$24.99
Number of new leases signed.	46	55	88	118

Net effective rent for new leases signed in the period (per sq. ft.)	$20.59	$15.23	$21.88	$21.29

Renewal leases - sq. feet (000)	84	44	221	140
Renewal leases - $ per sq. ft.	$17.76	$29.19	$17.29	$20.92
Number of renewal leases signed	36	31	86	70

Tenant Allowances for leases signed during the period:
First Generation Space - per sq. ft.	$-	$78.95	$-	$39.70
Second Generation Space - per sq. ft.	$4.67	$29.45	$4.74	$16.35
Leases Signed during the period by:
First Generation Space - sq. feet (000)	-	2	-	7
Second Generation Space - sq. feet (000)	174	152	375	325

Theater and free-standing leasing for the period:
New leases - sq. feet (000)	19	-	38	-
New leases - $ per sq. ft.	$7.89	$-	$8.03	$-
Tenant allowances -- $ per sq. ft.	$16.96	$-	$13.72	$-

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
LEASE EXPIRATION SUMMARY FOR 2002 TO 2011
MALL STORES
AS OF JUNE 30, 2002

	NUMBER OF		AVG. BASE
	LEASES	SQUARE	RENT PER
YEAR	EXPIRING	FEET	SQUARE FOOT

2002	97	207,276	$16.88
2003	246	657,865	14.13
2004	215	521,871	17.98
2005	171	371,268	20.25
2006	179	418,343	19.95
2007	160	525,437	19.08
2008	142	507,336	19.92
2009	144	427,435	20.76
2010	138	412,058	22.13
2011	100	319,912	21.13
TOTALS	1,592	4,368,801	$19.22

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST

TOP 25 REVENUE-GENERATING TENANTS
FOR THE TWELVE MONTHS ENDED JUNE 30, 2002

		PERCENT OF	NUMBER OF	TOTAL
		TOTAL	OPEN STORES	SQ FT
TENANT	NOTES	REVENUES	AT JUNE 30	OCCUPIED (14)

Sears, Roebuck and Co.		4.9%	22	2,243,192
The Limited Stores Inc.	(1)	3.9%	59	300,607
J C Penney Inc.	(2)	3.8%	24	1,945,888
The Gap	(3)	2.7%	27	309,072
The Bon-Ton	(4)	2.7%	17	1,212,922
Foot Locker Inc.	(5)	1.9%	39	153,826
Transworld Entertainment	(6)	1.9%	26	118,436
Fashion Bug	(7)	1.5%	26	202,899
Hallmark-Owned Stores		1.5%	27	104,224
Shoe Show of Rocky Mt. Inc.		1.5%	26	130,036
American Eagle Outfitters		1.4%	19	83,268
Borders	(8)	1.4%	23	101,265
Zales	(9)	1.3%	44	30,059
Sterling Jewelers	(10)	1.3%	26	34,533
KB Toys (Bain Capital)	(11)	1.2%	25	82,484
The Finish Line Inc.		1.1%	14	74,256
Regis Stores	(12)	1.0%	48	56,413
Payless Shoesource Inc.		1.0%	23	78,234
May Department Stores Co.	(13)	1.0%	14	1,524,226
Value City Department Stores		0.9%	5	372,713
Deb Shops Inc.		0.9%	16	96,715
Tandy Corporation	(14)	0.8%	25	63,801
K-Mart Corporation		0.8%	3	259,517
Cole National	(15)	0.8%	30	30,278
Wal-Mart Stores		0.7%	2	319,753
		41.9%		9,928,617

Notes:
(1) Includes Limited Express, Lerner Shops, The Limited (core division), Bath & Body Works, Victoria's Secret and Structures.
(2) Includes 21 J.C. Penney department stores and three Eckerd stores.
(3) Includes Gap, Gap Kids, and Old Navy.

(4) Includes fifteen department stores and two home stores. One department store is tenant owned and does not pay base or percentage rent and one department store is leased from a third party and is subleased to The Bon-Ton.

(5) Includes Footlocker, Lady Footlocker, Champs, and Kids Footlocker
(6) Includes Camelot Music, Disc Jockey, and FYE Stores.
(7) Includes Fashion Bug, Fashion Bug Plus, and Lane Bryant.
(8) Operates as Borders and Waldenbooks.
(9) Operates as Gemstone Jewelry, Piercing Pagoda, Plumb Gold, Gordons Jewelers, and Zales Jewelers.
(10) Operates as Kay Jewelers, Belden Jewelers, J.B. Robinson Jewelers and Shaw Jewelers.
(11) Operates as Kay-Bee Toys and KB Toys.
(12) Operates as Master Cuts, Trade Secrets, Cost Cutters, Super Cuts, Mia & Maxx, Hair Plus and Regis Salons.
(13) Includes eight Kaufmanns and five Hechts department stores and one Davids Bridal store. Nine of the department stores are tenant owned and do not pay base rent or percentage rent.
(14) Operates as Radio Shack.
(15) Operates as Things Remembered and Pearle Vision.

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2002	2001	2002	2001
	(in thousands, except per share data)
Rental operations:
Revenues:
Minimum rent	$28,859	$29,050	$57,903	$58,293
Percentage rent	1,507	1,400	3,078	3,036
Property operating cost recoveries	8,917	8,159	18,068	17,695
Temporary and promotional leasing	2,202	1,917	4,444	4,033
Utility redistribution income	3,428	3,389	6,865	7,035
Miscellaneous income	368	443	1,016	919
	45,281	44,358	91,374	91,011

Property operating costs:
Recoverable operating costs	12,099	11,616	24,571	24,418
Property administrative costs	722	661	1,450	1,400
Other operating costs	475	663	1,313	1,340
Utility redistribution expense	2,777	2,541	5,366	5,156
Depreciation and amortization	11,066	13,498	22,460	26,250
	27,139	28,979	55,160	58,564
	18,142	15,379	36,214	32,447
Other expenses:
General and administrative	1,442	1,320	2,899	2,798
Interest	13,127	13,754	26,356	27,875
	14,569	15,074	29,255	30,673
	3,573	305	6,959	1,774

Property sales, disposals and adjustments:
Gain (loss) on sale of outparcel land	(51)	-	94	199

Income before extraordinary item and minority
interest in Operating Partnership	3,522	305	7,053	1,973
Extraordinary loss on early extinguishment of debt	-	-	(4,314)	-
Income before minority interest	3,522	305	2,739	1,973
Minority interest in Operating Partnership	(1,300)	(1,142)	(2,756)	(2,458)
Net income (loss)	2,222	(837)	(17)	(485)
Dividends on preferred shares	(3,404)	(3,402)	(6,806)	(6,804)
Net (loss) applicable to common shareholders	$(1,182)	$(4,239)	$(6,823)	$(7,289)

Per common share information:
Basic and Diluted EPS:
(Loss) before extraordinary item	$(0.04)	$(0.16)	$(0.13)	$(0.28)
Extraordinary item	-	-	(0.12)	-
Net (loss)	$(0.04)	$(0.16)	$(0.25)	$(0.28)

Weighted average shares outstanding - basic	27,619	26,208	26,918	26,208
Weighted average shares outstanding - diluted	28,075	26,348	27,331	26,314

Funds from Operations:
FFO allocable to common shareholders	$9,224	$8,422	$18,478	$17,313
Diluted FFO per share	$0.33	$0.32	$0.68	$0.66






SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
Consolidated Balance Sheets

	June 30,	December 31,
	2002	2001
	(Unaudited)
	(in thousands, except share
	and per share data)
Assets

Income-producing properties:
Land	$147,116	$147,759
Buildings and improvements	1,040,599	1,035,761
Deferred leasing and other charges	45,380	45,280
	1,233,095	1,228,800
Accumulated depreciation and amortization	(488,280)	(468,563)
	744,815	760,237

Minority interest in Operating Partnership	3,182	3,303

Investment in joint venture	3,676	3,705
Cash and cash equivalents, unrestricted	6,136	16,999
Restricted cash and escrow deposits	11,151	7,998
Tenant and other receivables	13,652	14,871
Deferred charges and other assets	16,081	19,667
	$798,693	$826,780

Liabilities and Shareholders' Equity

Debt on income-producing properties	$676,484	$720,729
Accounts payable and other liabilities	27,368	40,928
	703,852	761,657

Commitments and contingencies

Shareholders' equity:
Non-redeemable senior preferred shares, 11% cumulative, $.01 par value, 2,500,000 shares authorized and issued	25	25
Common shares, par value $.01 per share, 120,000,000 shares authorized, 33,505,447 and 27,742,317 shares issued at June 30, 2002 and December 31, 2001, respectively	334	277
Additional paid-in capital	364,633	317,450
Accumulated deficit	(253,879)	(235,980)
	111,113	81,772
Less common shares held in treasury at cost; 1,534,398 shares at both June 30, 2002 and December 31, 2001	(14,652)	(14,652)

Less preferred shares held in treasury at cost; 25,000
shares at both June 30, 2002 and December 31, 2001	(929)	(929)

Accumulated other comprehensive loss	(691)	(1,068)
	94,841	65,123
	$798,693	$826,780






SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2002	2001
	(in thousands)

Cash flows from operating activities:
Net (loss)	$(17)	$(485)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Minority interest in Operating Partnership	2,756	2,458
Equity earnings in joint venture	(191)	(138)
Depreciation and amortization	24,160	27,902
Loss on early extinguishment of debt	4,314	-
Net changes in:
Tenant and other receivables	1,218	2,316
Deferred charges and other assets	2,679	2,909
Restricted cash and escrow deposits	(2,136)	(1,836)
Accounts payable and other liabilities	(13,183)	(11,305)
Net cash provided by operating activities	19,600	21,821

Cash flows from investing activities:
Investment in income-producing properties	(7,055)	(8,568)
Change in investing escrow deposits	(559)	(108)
Distributions from joint venture	220	380
Net cash (used in) investing activities	(7,394)	(8,296)

Cash flows from financing activities:
Net proceeds from common share issuance and exercise of stock options	47,291	-
Proceeds from issuance or assumption of debt, net of loan deposits and prepayment penalties	48,662	4,765
Cost of issuance of debt	(967)	(6)
Debt repayments	(97,495)	(8,034)
Dividends and distributions paid on common shares and partnership units	(15,283)	(15,100)
Dividends paid on senior preferred shares	(6,806)	(6,804)
Cash flow support payments	1,529	1,543
Net cash (used in) financing activities	(23,069)	(23,636)

Net (decrease) in cash and cash equivalents	(10,863)	(10,111)

Cash and cash equivalents, beginning of period	16,999	14,613

Cash and cash equivalents, end of period	$6,136	$4,502

Supplemental Cash Flow Data:

Insterst paid (net of capitalized amounts)	$25,418	$26,933
Other comprehensive income (loss) - hedging activities	$377	$(485)



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CROWN AMERICAN REALTY TRUST

By: /s/ Terry L. Stevens
Name: Terry L. Stevens
Title: Executive Vice President and
Chief Financial Oficer

Date: July 22, 2002